Exhibit 10.37

AMENDMENT NO. 7 TO

LOAN AGREEMENT

                This Amendment No. 7 to Loan Agreement (this “Amendment”), dated as of May 1, 2002, is entered into with reference to the Loan Agreement (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated as of November 29, 1999 currently among Apio, Inc., a Delaware corporation (successor by merger and name change to Bush Acquisition Corporation, a Delaware corporation) (“Borrower”), each lender from time to time a party thereto (each a “Lender” and collectively, the “Lenders”), Bank of America, N.A., as Issuing Lender, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement. Section references herein relate to the Loan Agreement unless otherwise stated.

                The parties hereto hereby agree as follows:

                1.             Merger of Subsidiaries. Each of the parties hereto hereby acknowledges that each of South Coast Paper Company, Inc., a California corporation, Cal Ex Trading Company, Inc., a California corporation, and Pacific West Produce, Inc., a California corporation (collectively, the “Merged Subsidiaries”), were merged with and into Borrower as of February 23, 2000, with Borrower as the surviving entity. Each of the Lenders hereby consents to such merger.

                2.             New Subsidiary. Borrower hereby represents and warrants that it has formed a new Subsidiary, Cal Ex Trading Company, a Delaware corporation (“Cal Ex”).

                3.             Section 1.1 - Amended Defined Terms. The following defined terms are hereby amended and restated in full to read as follows:

“Guarantor Security Agreement” means a security agreement executed by each Guarantor in favor of the Administrative Agent for the benefit of the Lenders to secure the Subsidiary Guaranty, covering all of the personal property of each such Guarantor, either as originally executed or as the same may from time to time be amended, supplemented or otherwise modified.

“Revolver Termination Date” means August 1, 2002, or such later anniversary of such date as may be established pursuant to Section 2.6.

“Subsidiary Guaranty” means a guaranty of the Obligations executed by each Subsidiary of Borrower, other than Apio Cooling, either as originally executed or as it may from time to time be amended, supplemented or otherwise modified.

                4.             Revolving Loans - No Eurodollar Rate Loans; Base Rate Margin. Each of the parties hereto hereby agrees that, from the Effective Date of this Amendment through and including the Revolver Maturity Date, (a) with respect to Loans made under the

Revolving Commitment, Borrower shall no longer be permitted to request a Eurodollar Rate Loan and the Lenders shall have no obligation to make any Eurodollar Rate Loans, and (b) notwithstanding the applicable Pricing Level with respect to any Pricing Period, the Base Rate Margin with respect to all Revolving Loans shall be 3%.

                5.             Effectiveness. This Amendment shall become effective as of May 1, 2002 (the “Effective Date”).

                6.             Condition Subsequent. The Borrower hereby covenants and agrees that (a) each of the conditions set forth below shall be satisfied (or waived) in form and substance satisfactory to the Lenders, in their sole and absolute discretion, as soon as practicable, but in no event later than June 19, 2002, and (b) the failure to satisfy such conditions (or obtain the applicable waiver(s)) on or prior to such date shall constitute an Event of Default.

(a)           Documentation. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and the Lenders:

(i) duly executed counterparts of the Subsidiary Guaranty, signed by Cal Ex;

(ii) duly executed counterparts of the Guarantor Security Agreement, signed by Cal Ex;

(iii) duly executed counterparts of Amendment No. 1 to Borrower Pledge Agreement, together with the Stock Power to be executed in connection therewith, duly executed by Borrower;

(iv) duly executed counterparts of the Joinder to Trademark Security Agreement, signed by Cal Ex;

(v) UCC-1 Financing Statement to be filed in the office of the Delaware Secretary of State, naming Cal Ex as debtor and Administrative Agent as Secured Party;

(vi) with respect to Cal Ex, such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of Cal Ex, its authority to execute, deliver and perform under the Loan Documents to which it is a party, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including, without limitation, authorizing resolutions, certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing, incumbency certificates, Certificates of Responsible Officials, and the like;

(vii) the written legal opinion of Orrick, Herrington & Sutcliffe, LLP, as to such matters as the Administrative Agent shall reasonably request.

                7.             Release. As a material inducement to the Lenders to enter into this Amendment, the Borrower (and by executing its Consent and Reaffirmation of Guarantor and Pledgor attached hereto, Landec Corporation, a California corporation), each hereby fully release and discharge forever the Administrative Agent and each of the Lenders, their respective subsidiaries and affiliated companies, and their respective agents, employees, officers, directors, representatives, attorneys, successors and assigns (hereafter referred to collectively as the “Released Parties”), and each and all of them, from any and all liabilities, claims, actions, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, attorneys’ fees, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which either of them may have or hold, or have at any time heretofore have or held, arising out of or relating to the Loan Agreement, the Loan Documents, the transactions contemplated thereby or the relationship of the parties hereto arising out of the Loan Agreement or the Loan Documents prior to the effective date of this Amendment. The Borrower (and by executing its Consent and Reaffirmation of Guarantor and Pledgor attached hereto, Landec Corporation), hereby each expressly waive all rights under Section 1542 of the California Civil Code, which reads as follows:

“Section 1542. [Certain claims not affected by general release.] A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.”

Borrower (and by executing its Consent and Reaffirmation of Guarantor and Pledgor attached hereto, Landec Corporation) each hereby agree to indemnify and hold harmless each of the Released Parties for and against any and all costs, losses or liability, whatsoever, including reasonable attorneys’ fees arising out of the prosecution by Borrower or Landec Corporation., or their respective successors or assigns, of any action, claim or cause of actions released pursuant to this Section.

                8.             Representations and Warranties. Except (i) for representations and warranties which expressly relate to a particular date or which are no longer true and correct as a result of a change permitted by the Loan Agreement or the other Loan Documents or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the Borrower hereby represents and warrants that each representation and warranty made by Borrower in Article 4 of the Loan Agreement (other than Sections 4.6 (first sentence), 4.11, and 4.18) are true and correct as of the date hereof as though such representations and warranties were made on and as of the date hereof. Without in any way limiting the foregoing, Borrower represents and warrants to the Administrative Agent and the Lenders that no Default or Event of Default has occurred and remains continuing or will result from the consents, waivers, amendments or transactions set forth herein or contemplated hereby.

                9.             Fees and Expenses. Borrower hereby agrees to reimburse the Administrative Agent and the Lenders for the Administrative Agents and Lenders’ reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with the negotiation and drafting of this Amendment and the transaction contemplated hereby together with any and all other fees and expenses currently due and owing to the Administrative Agent and/or the Lenders. Borrower further agrees that, commencing on the date hereof, it shall satisfy its obligations under Section 11.3 of the Loan Agreement not later than five (5) days after receipt of an invoice with respect thereto from the Administrative Agent. Each of the parties hereto hereby agrees that the failure to satisfy the requirements of this Section 8 shall constitute an Event of Default under the Loan Agreement.

                10.           Amendment Fee. On the Effective Date, or as soon thereafter as may be agreed upon by the Lenders, the Borrower shall pay to the Administrative Agent, for the ratable accounts of the Lenders, an amendment fee of $20,000.

                11.           Confirmation. In all respects, the terms of the Loan Agreement and the other Loan Documents, in each case as amended hereby or by the documents referenced herein, are hereby confirmed.

IN WITNESS WHEREOF, Borrower, the Administrative Agent and the Lenders have executed this Agreement as of the date first set forth above by their duly authorized representatives.

APIO, INC., a Delaware corporation

By:	/s/ GARY T. STEELE
	Name:	Gary T. Steele
	Title:	Chairman

BANK OF AMERICA, N.A., as Administrative Agent, Issuing Lender and sole Lender

By:	/s/ CAROL CLEMENTS
Carol Clements, Senior Vice President

ANNEX I TO AMENDMENT NO. 7

CONSENT AND REAFFIRMATION OF GUARANTOR AND PLEDGOR

                The undersigned guarantor and pledgor hereby consents to the execution, delivery and performance by Borrower and the Administrative Agent of the foregoing Amendment No. 7 to Loan Agreement (“Amendment No. 7”). In connection therewith, the undersigned expressly and knowingly reaffirms its liability under each of the Loan Documents to which it is a Party and expressly agrees (a) to be and remain liable under the terms of each such Loan Document, and (b) that it has no defense, offset or counterclaim whatsoever against the Administrative Agent or the Lenders with respect to any such Loan Document.

                The undersigned further agrees that each Loan Document to which it is a Party shall remain in full force and effect and is hereby ratified and confirmed.

                The undersigned further agrees that the execution of this Consent and Reaffirmation of Guarantor and Pledgor is not necessary for the continued validity and enforceability of any Loan Document to which it is a Party, but is executed to induce the Administrative Agent and the Lenders to approve of and otherwise enter into the Amendment No. 7.

                IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound hereby, has caused this Consent and Reaffirmation of Guarantor and Pledgor to be executed as of May 1, 2002.

LANDEC CORPORATION, a California corporation

By:	/s/ GREGORY S. SKINNER
	Name:	Gregory S. Skinner
	Title:	V.P. of Finance, CFO

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